Exhibit 99.1

APOLLO ENDOSURGERY, INC. Announces $20 Million Private Placement of Convertible Debentures

AUSTIN, Texas, August 8, 2019 -- Apollo Endosurgery, Inc. (“Apollo”) (Nasdaq:APEN), a global leader in less invasive medical devices for gastrointestinal and bariatric procedures, today announced that it has entered into definitive agreements with accredited investors, including officers and affiliates of certain directors of the company and institutional investors, to sell a principal amount of $20 million of unsecured convertible debentures in a private placement. Apollo expects to issue the debentures on or about August 12, 2019, subject to the satisfaction of customary closing conditions.

Interest on the debentures will be payable semi-annually in common stock, or in kind in certain situations, at a rate per annum of 6.0%. At any time prior to maturity, the debentures are convertible into shares of Apollo’s common stock at a conversion price of $3.25, subject to certain customary adjustments. Upon the satisfaction of price and other conditions, Apollo has the right to force the conversion of the debentures. The debentures are unsecured and rank junior in right of payment to Apollo’s existing senior indebtedness. The outstanding principal and accrued interest on the debentures will be due and payable on the five-year anniversary of the issuance date. The debentures will be guaranteed by Apollo’s subsidiaries that guarantee Apollo’s existing senior indebtedness. Apollo intends to use the proceeds from the sale of debentures for working capital and general corporate purposes.

Craig Hallum Capital Group is acting as the exclusive placement agent in connection with this transaction.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. Apollo has agreed to file a registration statement with the SEC registering the resale of the shares of common stock underlying the convertible debentures.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

About Apollo Endosurgery, Inc.
Apollo Endosurgery, Inc. is a medical technology company focused on less invasive therapies to treat various gastrointestinal conditions, ranging from gastrointestinal defect repairs to the interventional treatment of obesity. Apollo's device-based therapies are an alternative to invasive surgical procedures, thus lowering complication rates and reducing total healthcare costs. Apollo's products are offered in over 70 countries today and include the OverStitch™ Endoscopic Suturing System, the OverStitch Sx™ Endoscopic Suturing System, and the ORBERA® Intragastric Balloon.

Apollo’s common stock is traded on NASDAQ Global Market under the symbol "APEN". For more information regarding Apollo Endosurgery, go to: www.apolloendo.com.

Cautionary Note on Forward-Looking Statements
Certain statements in this press release are forward-looking statements under the federal securities laws, including, without limitation, statements related to the anticipated proceeds to be received in the private placement, that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: reports of adverse events related to our products, outcomes of clinical studies, developments in medical technology, regulatory approvals and extensive regulatory oversight by the FDA or other regulatory bodies, unfavorable media coverage related to our products or related procedures, reimbursement decisions by private or government payors, physician adoption and recommendations of procedures utilizing our products and other factors detailed from time to time in the reports Apollo files with the Securities and Exchange Commission, or SEC, including its Form 10-K for the year ended December 31, 2018 and its Form 10-Q for the three months ended June 30, 2019. Copies of reports filed with the SEC are posted on Apollo’s website and are available from Apollo without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, Apollo disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Contacts
Apollo Endosurgery, Inc.
John Gillings, 512-279-5100
Investor Relations
investor-relations@apolloendo.com